                                                                    EXHIBIT 25.3

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                                    36-0899825
                                                                    (I.R.S. EMPLOYER
                                                              IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                         60670-0126
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                                UAL CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                                     36-2675207
   (STATE OR OTHER JURISDICTION OF                                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

         1200 EAST ALGONQUIN ROAD
         ELK GROVE TOWNSHIP, ILLINOIS                                 60007
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


                     GUARANTEE OF PREFERRED  SECURITIES OF
                        UAL CORPORATION CAPITAL TRUST I
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 19th day of November, 1996.


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  TRUSTEE

                                  BY /s/ RICHARD D. MANELLA

                                         RICHARD D. MANELLA
                                         VICE PRESIDENT




*EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                        November 19, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of Guarantee Agreement of UAL Corporation, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                               Very truly yours,

                               THE FIRST NATIONAL BANK OF CHICAGO

                               BY:  /S/ RICHARD D. MANELLA

                                    RICHARD D. MANELLA
                                    VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:              The First National Bank of Chicago         Call Date: 06/30/96  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0460                              Page RC-1
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                  C400
                                                                               DOLLAR AMOUNTS IN              ------------
                                                                                 THOUSANDS           RCFD     BIL MIL THOU
ASSETS                                                                         ------------------    ------   -------------
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . . . .                           0081        3,572,641
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . . .                           0071        6,958,367
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) . . . . .                           1754                0
    b. Available-for-sale securities (from Schedule RC-B, column D)........                           1773        1,448,974
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . . .                           0276        5,020,878
    b. Securities purchased under agreements to resell  . . . . . . . . . .                           0277          918,688
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 2122 19,125,160
    b. LESS: Allowance for loan and lease losses  . . . . . . . . . . . . .  RCFD 3123    379,232
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . . .  RCFD 3128          0
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . .                           2125       18,745,928
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . . . .                           3545        9,599,172
6.  Premises and fixed assets (including capitalized leases)  . . . . . . .                           2145          623,289
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . . .                           2150            8,927
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . .                           2130           57,280
9.  Customers' liability to this bank on acceptances outstanding  . . . . .                           2155          632,259
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . .  . . . .                           2143          156,715
11. Other assets (from Schedule RC-F)  . . . . . . . . . . . . . .  . . . .                           2160        1,592,088
12. Total assets (sum of items 1 through 11) . . . . . . . . . . .  . . . .                           2170       49,335,206


                                                                                           <-
                                                                                         -----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . . . .               1.a.
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . . .               1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) . . . . .                2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)........                2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . . .               3.a.
    b. Securities purchased under agreements to resell  . . . . . . . . . .               3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . . . . . . .               4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . . .               4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . .               4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . . . .               5.
6.  Premises and fixed assets (including capitalized leases)  . . . . . . .               6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . . .               7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . .               8.
9.  Customers' liability to this bank on acceptances outstanding  . . . . .               9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . .  . . . .               10.
11. Other assets (from Schedule RC-F)  . . . . . . . . . . . . . .  . . . .               11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . .  . . . .               12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:              The First National Bank of Chicago         Call Date:   06/30/96 ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0460                            Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:             0/3/6/1/8
                                  ---------

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                        THOUSANDS                     BIL MIL THOU
                                                                    ----------------                  ------------
LIABILITIES
                                                                                                                       C>
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . . . . . .                          RCON 2200      16,878,870   13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . .   RCON 6631   7,855,880                              13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . .   RCON 6636   9,022,990                              13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . . . . . . . . . .                          RCFN 2200      12,677,057   13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . . . . . .   RCFN 6631     766,936                              13.b.(1)
       (2) Interest-bearing                                         RCFN 6636  11,910,121                              13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . . . . . .                          RCFD 0278       1,318,968   14.a.
    b. Securities sold under agreements to repurchase . . . . . .                          RCFD 0279       1,197,589   14.b.
15. a. Demand notes issued to the U.S. Treasury  . .  . . . . . .                          RCON 2840         104,546   15.a.
    b. Trading Liabilities........................................                         RCFD 3548       6,431,784   15.b.
16. Other borrowed money:
    a. With original maturity of one year or less . . . . . . . .                          RCFD 2332       4,437,636   16.a.
    b. With original  maturity of more than one year  . . . . . .                          RCFD 2333          75,308   16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 2910         283,041   17.
18. Bank's liability on acceptance executed and outstanding                                RCFD 2920         632,259   18.
19. Subordinated notes and debentures  . . . . . . . . . . . . .                           RCFD 3200       1,275,000   19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . .                           RCFD 2930         892,947   20.
21. Total liabilities (sum of items 13 through 20) . . . . . . .                           RCFD 2948      46,205,005   21.
22. Limited-Life preferred stock and related surplus . . . . . .                           RCFD 3282               0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus  . . . . . . .                           RCFD 3838               0   23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 3230         200,858   24.
25. Surplus (exclude all surplus related to preferred stock)                               RCFD 3839       2,349,164   25.
26. a. Undivided profits and capital reserves . . . . . . . . .                            RCFD 3632         584,878   26.a.
       b. Net unrealized holding gains (losses) on available-for-sale
    securities . . . . . . . . . . . . . . . . . . . . . . . . .                           RCFD 8434          (3,951)  26.b.
27. Cumulative foreign currency translation adjustments  . . . .                           RCFD 3284            (748)  27.
28. Total equity capital (sum of items 23 through 27)                                      RCFD 3210       3,130,201   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) . . . . . . . . . . .                            RCFD 3300      49,335,206   29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work
    performed for the bank by independent external                                                 Number

    auditors as of any date during 1995  . . . . . . . . . . . . . . . . . . . . ....RCFD 6724 ....  N/A                  M.1.

1 =  Independent audit of the bank conducted in accordance          4. =     Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank               authority)
2 =  Independent audit of the bank's parent holding company         5 =      Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing                auditors
     standards by a certified public accounting firm which          6 =      Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                    external auditors
     (but not on the bank separately)                               7 =      Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 =      No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.